     As filed with the Securities and Exchange Commission on March 21, 2003
                                                      Registration No. 333-06991
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 _______________

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 _______________

                                 ENVIROGEN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 _______________

                                    Delaware
                            (State of Incorporation)

                                   22-2899415
                     (I.R.S. Employer Identification Number)

                             4100 Quakerbridge Road
                         Lawrenceville, New Jersey 08648
                                 (609) 936-9300
               (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Principal Executive
                                    Offices)

                                  Mark J. Maten
                                 Envirogen, Inc.
                             4100 Quakerbridge Road
                         Lawrenceville, New Jersey 08648
                                 (609) 936-9300
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                              ____________________

                                    Copy to:
                           John E. Stoddard III, Esq.
                           Drinker Biddle & Reath LLP
                              105 College Road East
                            Princeton, NJ 08542-0627
                                 (609) 716-6504

        Approximate date of commencement of proposed sale to the public:
     THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK
              THAT REMAIN UNSOLD HEREUNDER AS OF THE DATE HEREOF.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

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     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          DEREGISTRATION OF SECURITIES

     On June 27, 1996, Envirogen, Inc. filed a registration statement on Form S-3 (No. 333-06991) which registered 5,339,056 shares of its common stock for resale from time to time (the "Registration Statement"). On March 20, 2003, Tonic Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Shaw Environmental & Infrastructure, Inc., merged with and into Envirogen with Envirogen being the surviving entity and a wholly-owned subsidiary of Shaw Environmental. Because Envirogen will no longer be a public company, Envirogen files this Post-Effective Amendment to the Registration Statement and hereby deregisters all of the shares of Envirogen common stock which were registered under the Registration Statement and remain unsold as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on March 21, 2003.

                                       ENVIROGEN, INC.


                                       By: /s/ Mark J. Maten
                                          ------------------
                                          Mark J. Maten, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons, in the capacities indicated, on March 21, 2003.

Signature                        Title
---------                        -----

/s/ T.A. Barfield, Jr.           Chief Executive Officer and Director (Principal
----------------------           Executive Officer)
T.A. Barfield, Jr.

Mark J. Maten                    Vice President of Finance and Chief Financial
-------------                    Officer (Principal Financial and Accounting
Mark J. Maten                    Officer)

Scott LaGrange                   Director
--------------
Scott LaGrange

Daniel J. Shapiro                Director
-----------------
Daniel J. Shapiro